SECURITIES AND EXCHANGE COMMISSION


                           WASHINGTON D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT








Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - March 30, 1998



                  NORTH  FORK BANCORPORATION, INC.
        (Exact name of Registrant as specified in its charter)



Delaware			                       1-10458		              36-3154608
(State or other jurisdiction	   	(Commission		          (IRS Employer
of incorporation)		     	        File Number)		        Identification No.)



275 Broad Hollow Road
Melville, New York				                                     		11747
(Address of principal executive offices)		       	         (Zip Code)




Registrant's telephone number, including
area code:	        (516) 844-1004



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ITEM 5.    OTHER EVENTS


	North Fork Bancorporation, Inc. issued a press release announcing that as of the close of business March 27, 1998 it had completed the acquisition of New York
Bancorp, the parent of Home Federal Savings Bank. Also, the Company was advised that Standard and Poor's will include North Fork in its S&P Midcap 400 Index effective March 31, 1998. Separately, North Fork recently announced that its Board of Directors approved a 25% increase in its regular quarterly dividend and declared a three for two stock split on its common stock. The dividend payment and stock split will be made to shareholders of record on April 24, 1998 and payable on May 15, 1998. The press release issued by the Registrant described herein is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference in its entirety.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND EXHIBITS




(a)	Financial Statements of the Business Acquired.
	Not Applicable


(b)	Pro Forma Financial Information
	Not Applicable


(c)	Exhibits
	99.1	Press Release dated March 30, 1998






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                                  SIGNATURE



	Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:	April 1, 1998










NORTH FORK BANCORPORATION, INC.


By:   /s/  Daniel M. Healy


			        Daniel M. Healy
			        Executive Vice President and
           Chief Financial Officer


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Exhibit 99.1


FOR IMMEDIATE RELEASE		         	Contact:		Daniel M. Healy
                     							             		Executive Vice President &
                                           Chief Financial Officer





                 NORTH FORK BANCORPORATION COMPLETES
                 ACQUISITION OF NEW YORK BANCORP AND
                  IS ADDED TO S&P MIDCAP 400 INDEX




		Melville, N.Y. - March 30, 1998 - The Board of Directors of North Fork Bancorporation, Inc. (NYSE:NFB) announced today that it had completed the acquisition of New York Bancorp, the parent of Home Federal Savings Bank. The transaction, that will be accounted for as a pooling of interests for financial reporting purposes, will expand North Fork to approximately $10.1 billion in assets and will operate from more than 100 branch locations throughout the New York Metropolitan area and Connecticut.



		Also, the Company was advised that Standard and Poor's will include North Fork in its S&P Midcap 400 Index effective March
31, 1998. North Fork's market capitalization, with the completion of the New York Bancorp transaction, increased to approximately $3.6 billion.





	 Separately, North Fork recently
announced that its Board of Directors approved a 25% increase in its regular quarterly dividend and declared a three for two stock split on its common stock. The dividend payment and stock split will be made to shareholders of record on April 24, 1998 and payable on May 15, 1998.